Exhibit 99.1

DISH Network Places Offering of $1,500,000,000 in Senior Notes

ENGLEWOOD, Colo.— May 11, 2021— DISH Network Corporation (“DISH Network”) (NASDAQ: DISH) today announced that on May 10, 2021 its subsidiary, DISH DBS Corporation (“DISH DBS”), priced an offering of $1,500,000,000 aggregate principal amount of its 5.125% Senior Notes due 2029 (the “Notes”). The Notes will be issued at an issue price of 100%. The net proceeds of the offering are intended to be used for general corporate purposes, including refinancing of indebtedness.

The offering is expected to close on May 24, 2021 subject to customary conditions.

The Notes will only be offered and sold to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and in offshore transactions in accordance with Regulation S under the Securities Act. The Notes being offered have not been registered under the Securities Act or the securities laws of any other jurisdiction. The Notes may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release does not constitute an offer to sell or a solicitation of an offer to buy any of the Notes; nor shall there be any sale of these Notes in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Except for historical information contained herein, the matters set forth in this press release are forward-looking statements. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including the risks and uncertainties discussed in DISH Network’s and DISH DBS’ Disclosure Regarding Forward-Looking Statements included in their recent filings with the Securities and Exchange Commission, including their annual reports on Form 10-K and quarterly reports on Form 10-Q. The forward-looking statements speak only as of the date made, and DISH Network and DISH DBS expressly disclaim any obligation to update these forward-looking statements.